UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2017

SPAN-AMERICA MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Commerce Center, Greenville, South Carolina		29615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(864) 288-8877

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 450 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 1, 2017 by Span-America Medical Systems, Inc., a South Carolina corporation (the “Company”), on May 1, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Savaria Corporation, an Alberta, Canada corporation (“Parent”), and Savaria (SC) Inc., a South Carolina corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in an all cash transaction, consisting of a tender offer (the “Offer”), followed by a subsequent back-end merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned indirect subsidiary of Parent.

Pursuant to the Merger Agreement, on May 17, 2017, Merger Sub commenced (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) a tender offer (the “Offer”) to acquire all of the outstanding shares of Common Stock (the “Shares”) for $29.00 per Share (the “Offer Price”) in cash, net of applicable withholding taxes and without interest, upon the terms and subject to conditions set forth in the offer to purchase, the related letter of transmittal and other related materials, each dated May 17, 2017 and in each case as amended or supplemented from time to time.

The Offer expired at 5:00 p.m., New York City time, on June 15, 2017 (the “Expiration Time”). All conditions to the Offer were satisfied, and the Offer was not extended. American Stock Transfer & Trust Company, in its capacity as the depositary for the Offer (the “Depositary”), has advised the Company and Merger Sub that, as of the Expiration Time, 2,406,035 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) had been validly tendered and not validly withdrawn pursuant to the Offer, which represented approximately 87.0% of the outstanding Shares as of the Expiration Time. The number of Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) tendered satisfied the Minimum Condition (as such term is defined in the Merger Agreement). As the Minimum Condition and each of the other conditions to the Offer have been satisfied or waived, on June 15, 2017, Merger Sub accepted for payment all such Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms and subject to the conditions of the Offer.

As a result of its acceptance of the Shares (i) tendered in the Offer and (ii) received by Merger Sub pursuant to its exercise of the Top-Up Option (as such term is defined in the Merger Agreement), Merger Sub acquired a sufficient number of Shares to complete the Merger without a vote of the shareholders of the Company pursuant to Section 33-11-108 of the South Carolina Business Corporation Act of 1988, as amended (the “SCBCA”). Accordingly, on June 16, 2017, the Company and Merger Sub effected the Merger pursuant to Section 33-11-108 of the SCBCA. Pursuant to the Merger Agreement, in the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (other than (i) Shares owned by Parent or Merger Sub; (ii) Shares held by the Company or (iii) Dissenting Shares (as such term is defined in the Merger Agreement)) were by virtue of the Merger and without any action on the part of the holder thereof, automatically cancelled and converted into the right to receive an amount in cash, payable to the holder thereof, without any interest thereon, equal to the Offer Price, net to the seller thereof in cash.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger and the Offer) is only a summary and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2017 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.02.     Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 below are incorporated herein by reference.

In connection with the consummation of the Merger, TD Bank, N.A., (“TD Bank”) the lender under the Amended & Restated Loan Agreement dated December 9, 2011, as amended, by and between the Company and TD Bank (the “Credit Facility”) notified the Company that the Credit Facility was terminated. No amounts were outstanding under the Credit Facility at the time it was terminated.

Item 2.01.     Completion of Acquisition or Dispositions of Assets.

The information provided in the Introductory Note is incorporated herein by reference.

As described in the Introductory Note above, on June 15, 2017, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms and subject to the conditions of the Offer. Shortly thereafter, the Merger was completed pursuant to Section 33-11-108 of the SCBCA, with no Company shareholder vote required to consummate the Merger. In connection therewith, at the Effective Time, the Company became an indirect, wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger and the Offer) is only a summary and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2017 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note, Item 2.01 and Item 5.01 is incorporated herein by reference.

On June 16, 2017, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Global Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the Shares effective before the opening of trading on June 19, 2017, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Exchange Act. Parent intends to cause to be filed with the SEC, on behalf of the Company, a Form 15 requesting that the Shares be deregistered under Section 12(g) of the Exchange Act and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.02.     Unregistered Sales of Equity Securities.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

On June 15, 2017, the Company issued and sold 1,290,626 Shares (the “Top-Up Shares”) to Merger Sub, which resulted in Merger Sub owning more than 90% of the outstanding Shares on a fully-diluted basis, in exchange for a Promissory Note (as such term is defined in the Merger Agreement) in the principal amount of US$37,428,154.00, reflecting the purchase price of the Top-Up Shares. The Top-Up Shares were issued and sold pursuant to Merger Sub’s decision to exercise the Top-Up Option. The issuance and sale of the Top-Up Shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, as it did not involve a public offering of securities.

Item 3.03.     Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01, 3.01 and 5.01 is incorporated herein by reference.

Item 5.01.     Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.02 is incorporated herein by reference.

As a result of the closing of the Offer, a change of control of the Company occurred on June 15, 2017, and as a result of the Merger, the Company became an indirect, wholly-owned subsidiary of Parent on June 16, 2017. The total amount of the consideration payable in connection with the change in control transaction, including the Offer and the Merger, is approximately $80.2 million. Parent has provided Merger Sub with sufficient funds to purchase all Shares accepted for payment in the Offer and to pay the consideration payable in the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of June 16, 2017, the sole member of the board of directors of Merger Sub immediately prior to the Effective Time became the sole member of the board of directors of the Company as of the Effective Time. The new member of the Company’s board of directors is Mr. Marcel Bourassa. Information about Mr. Bourassa has been previously disclosed on Schedule I of the Offer to Purchase filed with the Parent and Merger Sub’s Tender Offer Statement on Schedule TO on May 17, 2017 and in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on May 17, 2017, which information is incorporated herein by reference. On June 16, 2017, each member of the Company’s board of directors ceased to be a member of the Company’s board of directors and a member of the committees of the Company’s board of directors as of the Effective Time.

Pursuant to the terms of the Merger Agreement, as of June 16, 2017, each of the officers of Merger Sub immediately prior to the Effective Time became the officers of the surviving corporation of the Merger. As a result, Mr. Bourassa was appointed as President of the Company. Information about Mr. Bourassa has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Parent and Merger Sub’s Tender Offer Statement on Schedule TO on May 17, 2017 and in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on May 17, 2017, which information is incorporated herein by reference. As of the Effective Time, all of the Company’s executive officers will cease to be executive officers of the Company.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

2.1

Agreement and Plan of Merger, dated May 1, 2017, by and among Span-America Medical Systems, Inc., Savaria Corporation and Savaria (SC) Inc. (incorporated by reference to Exhibit 2.1 to Span-America Medical Systems, Inc.’s Current Report on Form 8-K filed with the SEC on May 1, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: June 16, 2017
By:	/s/ Marcel Bourassa
Marcel Bourassa
President

Exhibits

2.1

Agreement and Plan of Merger, dated May 1, 2017, by and among Span-America Medical Systems, Inc., Savaria Corporation and Savaria (SC) Inc. (incorporated by reference to Exhibit 2.1 to Span-America Medical Systems, Inc.’s Current Report on Form 8-K filed with the SEC on May 1, 2017)